UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 31, 2002

Date of Report (date of earliest event reported)

Commission File Number 000-29367

VantageMed Corporation

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	68–0383530 (I.R.S. Employer Identification No.)

3017 Kilgore Road, Suite 195, Rancho Cordova, California 95670

(916) 638-4744

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

VantageMed Corporation

Index and Cross Reference

PART 1 — FINANCIAL INFORMATION

Item 5.    Other Events

                Attached hereto as Exhibit 99.1 and incorporated by reference herein is a press release dated July 31, 2002 announcing the receipt of final court approval on the settlement of the consolidated securities class action lawsuit filed against the Company and several of its officers and directors in the U.S. District Court of the Eastern District of California.  Under the terms of the settlement, all claims against the Company were dismissed without admission of liability or wrongdoing.

Item 7.  Financial Statements and Exhibits

(c)          Exhibits

                                The following exhibit is filed herewith:

99.1	Press Release issued by VantageMed Corporation dated July 31, 2002.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange act of 1934, VantageMed Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VANTAGEMED CORPORATION

	By:	/s/ Gregory B. Hill

Dated: August 2, 2002		Gregory B. Hill,
Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release issued by VantageMed Corporation dated July 31, 2002.